Exhibit 99.1

Equity Residential Reports Second Quarter 2011 Results

Quarterly Same Store Revenue Increases 4.9%

CHICAGO--(BUSINESS WIRE)--July 27, 2011--Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2011. All per share results are reported on a fully-diluted basis.

“As we enter the final months of our primary leasing season, we are pleased that fundamentals remain strong across all of our markets and that same store net operating income (NOI) results for the full year should be at the high end of our original guidance range,” said David J. Neithercut, Equity Residential’s President and CEO. “However, we expect Normalized Funds from Operations for the year to be slightly below our original guidance midpoint due to increased disposition activity as we take advantage of attractive pricing for non-core assets and are challenged to redeploy that capital in a highly competitive acquisition environment in our core markets.”

Second Quarter 2011

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the second quarter of 2011 was $0.58 per share compared to $0.58 per share in the second quarter of 2010.

For the second quarter of 2011, the company reported Normalized FFO of $0.60 per share compared to $0.58 per share in the same period of 2010. The difference is due primarily to:

  the positive impact of $0.06 per share from higher same store NOI and $0.04 per share from higher lease-up NOI;
  the negative impact of $0.06 per share from 2011 transaction activity and timing; and
  the negative impact of approximately $0.02 per share from other items including higher interest expense and the dilutive effect of stock options due to a higher than budgeted share price.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 6 and 26 of this release and the company has included guidance for Normalized FFO on page 25 of this release.

For the second quarter of 2011, the company reported earnings of $1.85 per share compared to $0.02 per share in the second quarter of 2010. The difference is due primarily to higher gains from property sales in 2011.

Six Months Ended June 30, 2011

FFO for the six months ended June 30, 2011 was $1.14 per share compared to $1.07 per share in the same period of 2010.

For the six months ended June 30, 2011, the company reported Normalized FFO of $1.16 per share compared to $1.09 per share in the same period of 2010.

For the six months ended June 30, 2011, the company reported earnings of $2.27 per share compared to $0.21 per share in the same period of 2010.

Same Store Results

On a same store second quarter to second quarter comparison, which includes 105,730 apartment units, revenues increased 4.9%, expenses increased 0.7% and NOI increased 7.4%.

On a same store six-month to six-month comparison, which includes 104,163 apartment units, revenues increased 4.5%, expenses decreased 0.3% and NOI increased 7.4%.

Acquisitions/Dispositions

During the second quarter of 2011, the company acquired five properties with a total of 1,548 apartment units for an aggregate purchase price of $410.2 million at a weighted average capitalization (cap) rate of 5.0%. The company also acquired, for potential development, a land parcel located across the street from its 425 Mass Avenue apartment property in Washington, D.C. for $12.9 million.

During the quarter, the company sold 26 properties, with a total of 8,536 apartment units for an aggregate sale price of $911.5 million at a weighted average cap rate of 6.3% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 11.7%.

During the first six months of 2011, the company acquired seven properties with a total of 2,069 apartment units for an aggregate purchase price of $549.3 million at a weighted average cap rate of 5.2%; a commercial building adjacent to its Harbor Steps apartment property in downtown Seattle for a purchase price of $11.8 million, for potential redevelopment; and one land parcel for $12.9 million.

Also during the first six months of 2011, the company sold 38 properties with a total of 11,267 apartment units for an aggregate sale price of $1.17 billion at a weighted average cap rate of 6.4% generating an unlevered IRR, inclusive of management costs, of 11.5%.

Unsecured Revolving Credit Facility

On July 13, 2011, the company entered into a new $1.25 billion unsecured revolving credit agreement with a group of 23 financial institutions. The new facility matures in July 2014, subject to a one-year extension at the company’s option. The interest rate on advances under the new facility will generally be LIBOR plus a spread (currently 1.15%) and the company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the company’s long-term debt. This facility replaced the company’s existing facility which was scheduled to mature in February 2012.

Redemption of Notes

On July 18, 2011, the company called for redemption on August 18, 2011 its outstanding 3.85% Exchangeable Senior Notes due 2026. As of July 15, 2011, there was $482.5 million of notes outstanding. The redemption of these notes has been planned since the beginning of the year and the impact of this redemption was included in the company’s 2011 Normalized FFO guidance. Details of the redemption can be found in the company’s July 18, 2011 press release.

At-The-Market (ATM) Share Offering Program

The company has not issued any shares under this program since January 13, 2011 and currently has 10 million shares available for future issuance under this program. The company would use proceeds from share sales primarily to fund its investment activity, including development, and to fund debt repayment.

Third Quarter 2011 Guidance

The company has established a Normalized FFO guidance range of $0.59 to $0.63 per share for the third quarter of 2011. The difference between the company’s second quarter 2011 Normalized FFO of $0.60 per share and the midpoint of the third quarter guidance range is primarily due to:

  the positive impact of $0.02 per share from higher same store and lease-up NOI;
  the positive impact of $0.01 per share from lower G&A expenses and other items; and
  the negative impact of $0.02 per share from 2011 transaction activity and timing.

Full Year 2011 Guidance

The company has revised its guidance for its full year 2011 same store operating performance, transactions and Normalized FFO results as well as other items listed on page 25 of this release. The changes to the full year same store, transactions and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.0%	95.2%
Revenue change	4.0% to 5.0%	4.8% to 5.1%
Expense change	1.0% to 2.0%	0.0% to 1.0%
NOI change	5.0% to 7.5%	7.0% to 8.0%

Acquisitions:	$1.0 billion	$1.15 billion
Dispositions:	$1.25 billion	$1.5 billion
Cap Rate Spread:	125 basis points	150 basis points

Normalized FFO per share:	$2.40 to $2.50	$2.40 to $2.45

The difference between the midpoint of the previous Normalized FFO guidance range and the midpoint of the revised guidance range is due primarily to:

  the positive impact of $0.07 per share from higher NOI from same store and lease-up properties;
  the positive impact of $0.03 per share from lower interest expense due to development debt payoffs and the application of transaction proceeds to maturing debt;
  the negative impact of $0.10 per share from 2011 transaction activity and timing; and
  the negative impact of approximately $0.02 per share from other items including lower interest income and the dilutive effect of stock options due to a higher than budgeted share price.

Third Quarter 2011 Conference Call

Equity Residential expects to announce third quarter 2011 results on Wednesday, October 26, 2011 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, October 27, 2011.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 421 properties located in 16 states and the District of Columbia, consisting of 120,760 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, July 28, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2011	2010	2011	2010
REVENUES
Rental income	$974,096	$871,091	$496,111	$444,333
Fee and asset management	3,754	5,468	1,948	3,046

Total revenues	977,850	876,559	498,059	447,379

EXPENSES
Property and maintenance	211,418	202,801	103,092	100,045
Real estate taxes and insurance	110,332	105,496	56,701	52,350
Property management	43,148	40,756	20,767	20,264
Fee and asset management	1,957	3,563	1,009	1,605
Depreciation	321,181	302,964	159,087	162,697
General and administrative	22,341	20,808	10,908	10,089

Total expenses	710,377	676,388	351,564	347,050

Operating income	267,473	200,171	146,495	100,329

Interest and other income	1,292	4,845	281	2,625
Other expenses	(6,790)	(6,026)	(4,626)	(1,643)
Interest:
Expense incurred, net	(241,856)	(227,489)	(120,525)	(113,723)
Amortization of deferred financing costs	(7,454)	(5,295)	(4,444)	(2,300)

Income (loss) before income and other taxes, (loss)
from investments in unconsolidated entities, net
gain on sales of unconsolidated entities and land
parcels and discontinued operations	12,665	(33,794)	17,181	(14,712)
Income and other tax (expense) benefit	(387)	7	(203)	147
(Loss) from investments in unconsolidated entities	-	(923)	-	(459)
Net gain on sales of unconsolidated entities	-	5,557	-	5,079
Net gain on sales of land parcels	4,217	-	4,217	-
Income (loss) from continuing operations	16,495	(29,153)	21,195	(9,945)
Discontinued operations, net	698,324	97,098	560,558	20,034
Net income	714,819	67,945	581,753	10,089
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(31,533)	(2,936)	(25,758)	(313)
Partially Owned Properties	(31)	435	(71)	185
Net income attributable to controlling interests	683,255	65,444	555,924	9,961
Preferred distributions	(6,933)	(7,238)	(3,467)	(3,618)
Net income available to Common Shares	$676,322	$58,206	$552,457	$6,343

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.03	$(0.12)	$0.06	$(0.05)
Net income available to Common Shares	$2.30	$0.21	$1.88	$0.02
Weighted average Common Shares outstanding	293,784	281,435	294,663	282,217

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.03	$(0.12)	$0.06	$(0.05)
Net income available to Common Shares	$2.27	$0.21	$1.85	$0.02
Weighted average Common Shares outstanding	311,380	281,435	312,199	282,217

Distributions declared per Common Share outstanding	$0.6750	$0.6750	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2011	2010	2011	2010

Net income	$714,819	$67,945	$581,753	$10,089
Adjustments:
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(31)	435	(71)	185
Depreciation	321,181	302,964	159,087	162,697
Depreciation – Non-real estate additions	(2,905)	(3,257)	(1,521)	(1,620)
Depreciation – Partially Owned and Unconsolidated Properties	(1,505)	7	(755)	(4)
Net (gain) on sales of unconsolidated entities	-	(5,557)	-	(5,079)
Discontinued operations:
Depreciation	9,661	24,600	2,446	12,189
Net (gain) on sales of discontinued operations	(682,236)	(60,253)	(558,482)	(217)
Net incremental gain on sales of condominium units	1,115	631	720	243
Gain on sale of Equity Corporate Housing (ECH)	1,024	-	1,024	-

FFO (1) (3)	361,123	327,515	184,201	178,483

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	-	-	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	6,790	6,026	4,626	1,643
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	8,573	4,819	6,510	1,947
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(5,529)	(612)	(5,153)	(245)
Other miscellaneous non-comparable items	(2,100)	(5,192)	-	(3,192)

Normalized FFO (2) (3)	$368,857	$332,556	$190,184	$178,636

FFO (1) (3)	$361,123	$327,515	$184,201	$178,483
Preferred distributions	(6,933)	(7,238)	(3,467)	(3,618)

FFO available to Common Shares and Units - basic (1) (3) (4)	$354,190	$320,277	$180,734	$174,865

FFO available to Common Shares and Units - diluted (1) (3) (4)	$354,190	$320,583	$180,734	$175,018

FFO per share and Unit - basic	$1.15	$1.09	$0.59	$0.59

FFO per share and Unit - diluted	$1.14	$1.07	$0.58	$0.58

Normalized FFO (2) (3)	$368,857	$332,556	$190,184	$178,636
Preferred distributions	(6,933)	(7,238)	(3,467)	(3,618)

Normalized FFO available to Common Shares and Units - basic (2) (3) (4)	$361,924	$325,318	$186,717	$175,018

Normalized FFO available to Common Shares and Units - diluted (2) (3) (4)	$361,924	$325,624	$186,717	$175,171

Normalized FFO per share and Unit - basic	$1.18	$1.10	$0.61	$0.59

Normalized FFO per share and Unit - diluted	$1.16	$1.09	$0.60	$0.58

Weighted average Common Shares and Units outstanding - basic	307,106	295,177	307,954	295,897

Weighted average Common Shares and Units outstanding - diluted	311,380	298,641	312,199	300,039

Note:See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Investment in real estate
Land	$4,161,358	$4,110,275
Depreciable property	15,046,250	15,226,512
Projects under development	115,085	130,337
Land held for development	214,495	235,247
Investment in real estate	19,537,188	19,702,371
Accumulated depreciation	(4,307,406)	(4,337,357)
Investment in real estate, net	15,229,782	15,365,014

Cash and cash equivalents	604,764	431,408
Investments in unconsolidated entities	3,623	3,167
Deposits – restricted	361,831	180,987
Escrow deposits – mortgage	10,905	12,593
Deferred financing costs, net	35,451	42,033
Other assets	151,766	148,992
Total assets	$16,398,122	$16,184,194

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,352,372	$4,762,896
Notes, net	5,096,250	5,185,180
Lines of credit	-	-
Accounts payable and accrued expenses	69,118	39,452
Accrued interest payable	92,584	98,631
Other liabilities	306,503	304,202
Security deposits	60,779	60,812
Distributions payable	106,566	140,905
Total liabilities	10,084,172	10,592,078

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	438,141	383,540

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares
issued and outstanding as of June 30, 2011 and
December 31, 2010	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 296,280,085
shares issued and outstanding as of June 30,
2011 and 290,197,242 shares issued and
outstanding as of December 31, 2010	2,963	2,902
Paid in capital	4,947,467	4,741,521
Retained earnings	680,619	203,581
Accumulated other comprehensive (loss)	(80,553)	(57,818)
Total shareholders' equity	5,750,496	5,090,186
Noncontrolling Interests:
Operating Partnership	122,018	110,399
Partially Owned Properties	3,295	7,991
Total Noncontrolling Interests	125,313	118,390
Total equity	5,875,809	5,208,576
Total liabilities and equity	$16,398,122	$16,184,194

Equity Residential
Portfolio Summary
As of June 30, 2011

				% of Total	% of	Average
			Apartment	Apartment	Stabilized	Rental
	Markets	Properties	Units	Units	NOI	Rate (1)

1	New York Metro Area	28	8,290	6.9%	13.2%	$2,913
2	DC Northern Virginia	27	9,813	8.1%	12.2%	2,008
3	South Florida	38	12,742	10.5%	9.3%	1,376
4	Los Angeles	41	8,762	7.3%	8.9%	1,750
5	Boston	28	5,823	4.8%	7.6%	2,294
6	Seattle/Tacoma	43	9,582	7.9%	7.2%	1,393
7	San Francisco Bay Area	33	6,194	5.1%	5.9%	1,768
8	San Diego	14	4,963	4.1%	5.4%	1,815
9	Denver	23	7,967	6.6%	4.9%	1,091
10	Phoenix	32	9,265	7.7%	4.4%	901
11	Orlando	25	7,676	6.4%	4.2%	1,002
12	Suburban Maryland	15	4,462	3.7%	3.9%	1,470
13	Orange County, CA	11	3,490	2.9%	3.3%	1,546
14	Inland Empire, CA	10	3,081	2.5%	2.5%	1,407
15	Atlanta	16	4,800	4.0%	2.5%	1,016
16	All Other Markets (2)	35	9,000	7.5%	4.6%	1,035

	Total	419	115,910	96.0%	100.0%	1,543

	Military Housing	2	4,850	4.0%	-	-

	Grand Total	421	120,760	100.0%	100.0%	$1,543
(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of June 2011.

(2) All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note:	Projects under development are not included in the Portfolio Summary until construction has been completed, at which time they are included at their projected stabilized NOI.

Equity Residential

Portfolio as of June 30, 2011

			Apartment
		Properties	Units

	Wholly Owned Properties	397	111,539
	Partially Owned Properties - Consolidated	22	4,371
	Military Housing	2	4,850

		421	120,760

Portfolio Rollforward Q2 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

3/31/2011	442	127,711

Acquisitions:
Rental Properties - Consolidated	5	1,548	$410,235	5.0%
Land Parcel (one)	-	-	$12,850
Dispositions:
Rental Properties - Consolidated	(26)	(8,536)	$(911,543)	6.3%
Land Parcel (one) (1)	-	-	$(22,786)
Configuration Changes	-	37

6/30/2011	421	120,760

Portfolio Rollforward 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2010	451	129,604

Acquisitions:
Rental Properties - Consolidated	7	2,069	$549,253	5.2%
Land Parcel (one)	-	-	$12,850
Other (2)	-	-	$11,750
Dispositions:
Rental Properties - Consolidated	(38)	(11,267)	$(1,173,314)	6.4%
Land Parcel (one) (1)	-	-	$(22,786)
Completed Developments	1	250
Configuration Changes	-	104

6/30/2011	421	120,760
(1)	Represents the sale of a land parcel, on which the Company no longer planned to develop, in suburban Washington, D.C.

(2)	Represents the acquisition of a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle for potential redevelopment.

Equity Residential

Second Quarter 2011 vs. Second Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 105,730 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2011	$450,422	$163,030	$287,392	$1,490	95.5%	15.0%
Q2 2010	$429,512	$161,831	$267,681	$1,426	95.1%	14.3%

Change	$20,910	$1,199	$19,711	$64	0.4%	0.7%

Change	4.9%	0.7%	7.4%	4.5%

Second Quarter 2011 vs. First Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 110,208 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2011	$473,642	$171,178	$302,464	$1,503	95.5%	15.0%
Q1 2011	$462,723	$175,220	$287,503	$1,476	95.0%	11.5%

Change	$10,919	$(4,042)	$14,961	$27	0.5%	3.5%

Change	2.4%	(2.3%)	5.2%	1.8%

June YTD 2011 vs. June YTD 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 104,163 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2011	$858,888	$315,172	$543,716	$1,445	95.2%	26.7%
YTD 2010	$822,276	$316,040	$506,236	$1,389	94.8%	26.2%

Change	$36,612	$(868)	$37,480	$56	0.4%	0.5%

Change	4.5%	(0.3%)	7.4%	4.0%
(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Second Quarter 2011 vs. Second Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q2 2011	Q2 2011	Q2 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,797	12.1%	$2,980	96.6%	5.7%	4.9%	6.2%	5.5%	0.3%
2	DC Northern Virginia	7,899	10.5%	1,899	96.2%	6.4%	1.8%	8.5%	6.5%	(0.1%)
3	South Florida	12,113	9.9%	1,346	94.6%	4.9%	2.0%	6.9%	5.2%	(0.2%)
4	Los Angeles	7,463	8.4%	1,720	94.7%	2.8%	(1.4%)	5.0%	2.1%	0.7%
5	Boston	5,347	7.9%	2,241	96.3%	5.0%	(2.1%)	9.2%	3.5%	1.3%
6	Seattle/Tacoma	8,129	7.1%	1,395	94.9%	5.9%	(0.2%)	9.8%	4.9%	0.8%
7	San Francisco Bay Area	5,512	6.4%	1,748	96.0%	6.0%	1.0%	8.8%	5.3%	0.7%
8	Denver	7,759	5.6%	1,084	95.4%	6.9%	5.0%	7.9%	6.8%	0.0%
9	Phoenix	9,265	5.1%	896	95.3%	5.6%	(3.8%)	12.4%	4.8%	0.7%
10	San Diego	4,284	4.8%	1,687	95.3%	2.2%	(1.5%)	4.0%	1.6%	0.5%
11	Orlando	7,676	4.6%	1,003	95.1%	3.9%	1.8%	5.4%	3.2%	0.7%
12	Suburban Maryland	4,005	3.7%	1,387	95.4%	3.5%	(2.8%)	7.0%	4.0%	(0.5%)
13	Orange County, CA	3,307	3.5%	1,530	95.6%	2.5%	(3.6%)	5.5%	1.8%	0.7%
14	Inland Empire, CA	3,081	2.9%	1,415	95.2%	3.0%	(5.5%)	7.6%	3.7%	(0.6%)
15	Atlanta	4,596	2.6%	1,021	96.2%	4.4%	1.7%	6.6%	4.1%	0.3%
16	All Other Markets	8,497	4.9%	1,017	95.6%	4.7%	2.6%	6.3%	4.2%	0.5%

	Total	105,730	100.0%	$1,490	95.5%	4.9%	0.7%	7.4%	4.5%	0.4%
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Second Quarter 2011 vs. First Quarter 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q2 2011	Q2 2011	Q2 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,767	13.1%	$2,931	96.7%	3.3%	(6.1%)	10.6%	1.7%	1.5%
2	DC Northern Virginia	8,406	10.8%	1,927	96.1%	3.6%	(5.0%)	7.7%	2.6%	0.9%
3	South Florida	12,113	9.4%	1,346	94.6%	1.7%	(0.1%)	2.9%	1.8%	(0.1%)
4	Los Angeles	7,831	8.4%	1,723	94.7%	1.4%	0.7%	1.8%	1.4%	0.0%
5	Boston	5,527	7.8%	2,279	96.2%	2.3%	(7.5%)	8.3%	1.1%	1.1%
6	Seattle/Tacoma	9,081	7.3%	1,363	94.8%	3.4%	(2.2%)	7.0%	2.3%	1.1%
7	San Francisco Bay Area	6,194	6.8%	1,754	95.9%	2.5%	(4.0%)	6.2%	2.0%	0.4%
8	Denver	7,967	5.4%	1,077	95.4%	3.1%	6.8%	1.4%	2.7%	0.4%
9	Phoenix	9,265	4.9%	896	95.3%	1.6%	(1.7%)	3.8%	1.7%	(0.1%)
10	San Diego	4,284	4.6%	1,687	95.3%	1.3%	(1.5%)	2.8%	0.7%	0.6%
11	Orlando	7,676	4.4%	1,003	95.1%	1.0%	0.6%	1.3%	0.9%	0.1%
12	Suburban Maryland	4,005	3.5%	1,387	95.4%	2.7%	(3.6%)	6.2%	1.6%	1.0%
13	Orange County, CA	3,490	3.5%	1,541	95.5%	0.9%	(0.1%)	1.4%	0.7%	0.2%
14	Inland Empire, CA	3,081	2.8%	1,415	95.2%	1.1%	(2.3%)	2.8%	0.8%	0.2%
15	Atlanta	4,800	2.6%	1,015	96.2%	2.4%	4.1%	1.0%	1.8%	0.5%
16	All Other Markets	8,721	4.7%	1,012	95.7%	2.1%	(1.6%)	5.2%	1.5%	0.5%

	Total	110,208	100.0%	$1,503	95.5%	2.4%	(2.3%)	5.2%	1.8%	0.5%
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
June YTD 2011 vs. June YTD 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			June YTD 11	June YTD 11	June YTD 11
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	7,679	10.3%	$1,846	95.7%	6.5%	(0.6%)	10.1%	6.3%	0.1%
2	South Florida	12,113	10.3%	1,334	94.7%	4.4%	0.4%	7.1%	4.6%	(0.1%)
3	New York Metro Area	5,887	9.9%	2,701	96.0%	5.5%	4.1%	6.5%	5.2%	0.2%
4	Los Angeles	7,463	8.8%	1,709	94.7%	2.1%	(3.1%)	5.0%	1.7%	0.4%
5	Boston	5,347	8.0%	2,230	95.8%	5.0%	(0.6%)	8.5%	3.6%	1.2%
6	Seattle/Tacoma	7,873	6.9%	1,369	94.3%	5.4%	(0.5%)	9.4%	4.4%	0.8%
7	San Francisco Bay Area	5,512	6.6%	1,733	95.8%	5.1%	(0.2%)	8.2%	4.4%	0.6%
8	Denver	7,759	5.8%	1,069	95.2%	6.0%	2.1%	8.1%	6.0%	(0.1%)
9	Phoenix	9,265	5.3%	889	95.4%	5.1%	(3.8%)	11.6%	4.0%	1.0%
10	Orlando	7,676	4.9%	998	95.0%	3.6%	0.7%	5.7%	2.9%	0.7%
11	San Diego	4,103	4.8%	1,671	95.0%	1.5%	0.1%	2.2%	1.5%	0.1%
12	Suburban Maryland	4,005	3.8%	1,375	94.9%	3.9%	(5.7%)	9.8%	3.9%	0.0%
13	Orange County, CA	3,307	3.6%	1,526	95.4%	2.3%	(1.7%)	4.2%	1.8%	0.6%
14	Inland Empire, CA	3,081	3.1%	1,409	95.0%	3.1%	(4.1%)	7.1%	3.4%	(0.2%)
15	Atlanta	4,596	2.8%	1,013	95.9%	3.0%	(0.9%)	6.2%	3.0%	0.0%
16	All Other Markets	8,497	5.1%	1,009	95.3%	4.3%	1.3%	6.8%	3.7%	0.6%

	Total	104,163	100.0%	$1,445	95.2%	4.5%	(0.3%)	7.4%	4.0%	0.4%
(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

Second Quarter 2011 vs. Second Quarter 2010
Same Store Operating Expenses
$ in thousands - 105,730 Same Store Apartment Units

					% of Actual
					Q2 2011
	Actual	Actual	$	%	Operating
	Q2 2011	Q2 2010	Change	Change	Expenses

Real estate taxes	$46,715	$45,889	$826	1.8%	28.6%
On-site payroll (1)	37,883	39,232	(1,349)	(3.4%)	23.2%
Utilities (2)	24,070	23,325	745	3.2%	14.8%
Repairs and maintenance (3)	23,811	22,589	1,222	5.4%	14.6%
Property management costs (4)	18,197	17,180	1,017	5.9%	11.2%
Insurance	5,049	5,365	(316)	(5.9%)	3.1%
Leasing and advertising	2,894	3,564	(670)	(18.8%)	1.8%
Other on-site operating expenses (5)	4,411	4,687	(276)	(5.9%)	2.7%

Same store operating expenses	$163,030	$161,831	$1,199	0.7%	100.0%

June YTD 2011 vs. June YTD 2010
Same Store Operating Expenses
$ in thousands - 104,163 Same Store Apartment Units

					% of Actual
					YTD 2011
	Actual	Actual	$	%	Operating
	YTD 2011	YTD 2010	Change	Change	Expenses

Real estate taxes	$85,461	$84,735	$726	0.9%	27.1%
On-site payroll (1)	73,921	76,078	(2,157)	(2.8%)	23.5%
Utilities (2)	50,214	49,004	1,210	2.5%	15.9%
Repairs and maintenance (3)	45,406	45,700	(294)	(0.6%)	14.4%
Property management costs (4)	34,699	32,891	1,808	5.5%	11.0%
Insurance	9,944	10,556	(612)	(5.8%)	3.2%
Leasing and advertising	5,877	7,050	(1,173)	(16.6%)	1.9%
Other on-site operating expenses (5)	9,650	10,026	(376)	(3.8%)	3.0%

Same store operating expenses	$315,172	$316,040	$(868)	(0.3%)	100.0%
(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of June 30, 2011
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,352,372	46.1%	4.81%	8.3
Unsecured	5,096,250	53.9%	5.17%	4.2

Total	$9,448,622	100.0%	5.00%	6.0

Fixed Rate Debt:
Secured - Conventional	$3,590,353	38.0%	5.59%	7.3
Unsecured - Public/Private	4,287,431	45.4%	5.83%	4.7

Fixed Rate Debt	7,877,784	83.4%	5.72%	5.9

Floating Rate Debt:
Secured - Conventional	264,612	2.8%	3.05%	0.9
Secured - Tax Exempt	497,407	5.3%	0.29%	19.7
Unsecured - Public/Private	808,819	8.5%	1.67%	1.5
Unsecured - Revolving Credit Facility (2)	-	-	-	0.7

Floating Rate Debt	1,570,838	16.6%	1.38%	6.8

Total	$9,448,622	100.0%	5.00%	6.0
(1)	Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2011.

(2)

On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt.

Note: The Company capitalized interest of approximately $3.7 million and $7.9 million during the six months ended June 30, 2011 and 2010, respectively. The Company capitalized interest of approximately $2.0 million and $3.5 million during the quarters ended June 30, 2011 and 2010, respectively.

Debt Maturity Schedule as of June 30, 2011
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2011	$492,335	(2)	$50,914		$543,249	5.8%	3.91%	3.89%
2012	640,027		685,360	(3)	1,325,387	14.0%	6.06%	3.52%
2013	272,761		309,357		582,118	6.2%	6.71%	4.88%
2014	566,288		21,959		588,247	6.2%	5.32%	5.24%
2015	418,764		-		418,764	4.4%	6.31%	6.31%
2016	1,192,934		-		1,192,934	12.6%	5.35%	5.35%
2017	1,355,833		456		1,356,289	14.4%	5.87%	5.87%
2018	80,768		44,677		125,445	1.3%	5.72%	4.23%
2019	801,760		20,766		822,526	8.7%	5.49%	5.36%
2020	1,671,836		809		1,672,645	17.7%	5.50%	5.50%
2021+	384,478		436,540		821,018	8.7%	5.99%	3.23%

Total	$7,877,784		$1,570,838		$9,448,622	100.0%	5.58%	4.92%
(1)	Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2011.

(2)	Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. On July 18, 2011, the notes were called for redemption and are subject to exchange prior to the redemption date of August 18, 2011.

(3)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

Equity Residential
Unsecured Debt Summary as of June 30, 2011
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.625%	03/15/12		$253,858	$(137)	$253,721
	5.500%	10/01/12		222,133	(274)	221,859
	5.200%	04/01/13	(1)	400,000	(207)	399,793
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(197)	499,803
	6.584%	04/13/15		300,000	(414)	299,586
	5.125%	03/15/16		500,000	(251)	499,749
	5.375%	08/01/16		400,000	(943)	399,057
	5.750%	06/15/17		650,000	(3,052)	646,948
	7.125%	10/15/17		150,000	(408)	149,592
	4.750%	07/15/20		600,000	(4,120)	595,880
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(2)	482,545	(1,102)	481,443

				4,298,536	(11,105)	4,287,431

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	8,819	-	8,819
Term Loan Facility	LIBOR+0.50%	10/05/12	(3)(4)	500,000	-	500,000

				808,819	-	808,819

Revolving Credit Facility:			(3)(5)	-	-	-

Total Unsecured Debt				$5,107,355	$(11,105)	$5,096,250
(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Convertible notes mature on August 15, 2026. On July 18, 2011, the notes were called for redemption and are subject to exchange prior to the redemption date of August 18, 2011.

(3)	Facilities are private. All other unsecured debt is public.

(4)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(5)

On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt.

Equity Residential

Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2011	2011

Total Debt to Adjusted Total Assets (not to exceed 60%)	45.7%	47.3%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	21.0%	22.4%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.58	2.56

Total Unsecured Assets to Unsecured Debt	270.7%	263.3%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP")
outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of June 30, 2011
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$4,352,372	46.1%
	Unsecured Debt				5,096,250	53.9%

Total Debt					9,448,622	100.0%	33.5%

	Common Shares (includes Restricted Shares)		296,280,085	95.6%
	Units (includes OP Units and LTIP Units)		13,488,276	4.4%

Total Shares and Units			309,768,361	100.0%
Common Share Price at June 30, 2011			$60.00
					18,586,102	98.9%
Perpetual Preferred Equity (see below)					200,000	1.1%

Total Equity					18,786,102	100.0%	66.5%

Total Market Capitalization					$28,234,724		100.0%

Perpetual Preferred Equity as of June 30, 2011
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q211	YTD Q210	Q211	Q210

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	293,783,729	281,435,061	294,662,571	282,216,694
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,322,096	-	13,291,204	-
- long-term compensation shares/units	4,274,215	-	4,245,599	-

Total Common Shares and Units - diluted (1)	311,380,040	281,435,061	312,199,374	282,216,694

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	293,783,729	281,435,061	294,662,571	282,216,694
OP Units - basic	13,322,096	13,742,403	13,291,204	13,680,607

Total Common Shares and OP Units - basic	307,105,825	295,177,464	307,953,775	295,897,301
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	-	397,306	-	397,004
- long-term compensation shares/units	4,274,215	3,066,663	4,245,599	3,744,505

Total Common Shares and Units - diluted	311,380,040	298,641,433	312,199,374	300,038,810

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	296,280,085	283,442,674
Units (includes OP Units and LTIP Units)	13,488,276	13,899,303

Total Shares and Units	309,768,361	297,341,977
(1)	Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the six months and quarter ended June 30, 2010.

Equity Residential
Partially Owned Entities as of June 30, 2011
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed
	Development	and Stabilized	Other	Total

Total projects (1)	-	3	19	22

Total apartment units (1)	-	931	3,440	4,371

Operating information for the six months ended 6/30/11 (at 100%):
Operating revenue	$-	$10,763	$28,261	$39,024
Operating expenses	124	3,848	9,371	13,343

Net operating (loss) income	(124)	6,915	18,890	25,681
Depreciation	-	5,872	7,491	13,363
General and administrative/other	103	5	27	135

Operating (loss) income	(227)	1,038	11,372	12,183
Interest and other income	4	4	8	16
Other expenses	(207)	-	(14)	(221)
Interest:
Expense incurred, net	(399)	(4,440)	(6,785)	(11,624)
Amortization of deferred financing costs	-	(1,337)	(324)	(1,661)

(Loss) income before income and other
taxes and net gains on sales of land
parcels and discontinued operations	(829)	(4,735)	4,257	(1,307)
Income and other tax (expense) benefit	(57)	-	(8)	(65)
Net gain on sales of land parcels	4,217	-	-	4,217
Net gain on sales of discontinued operations	169	-	-	169

Net income (loss)	$3,500	$(4,735)	$4,249	$3,014

Debt - Secured (2):
EQR Ownership (3)	$-	$232,530	$152,017	$384,547
Noncontrolling Ownership	-	-	30,620	30,620

Total (at 100%)	$-	$232,530	$182,637	$415,167
(1) Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company with the exception of $14.0 million in mortgage debt on one development project.

(3) Represents the Company's current economic ownership interest.

Note: See page 21 for the discussion of the Company's unconsolidated Sunrise Village development.

Equity Residential
Development and Lease-Up Projects as of June 30, 2011
(Amounts in thousands except for project and apartment unit amounts)

					Total Book
		No. of	Total	Total	Value Not						Estimated	Estimated
		Apartment	Capital	Book Value	Placed in		Total	Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service		Debt	Completed	Leased	Occupied	Date	Date

Consolidated

Projects Under Development - Wholly Owned:
Ten23 (formerly 500 West 23rd Street) (2)	New York, NY	111	$55,555	$42,180	$42,180		$-	71%	-	-	Q4 2011	Q4 2012
Savoy III	Aurora, CO	168	23,856	11,441	11,441		-	42%	-	-	Q2 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	19,142	19,142		-	10%	-	-	Q3 2012	Q3 2013
Chinatown Gateway	Los Angeles, CA	280	92,920	30,290	30,290		-	3%	-	-	Q3 2013	Q2 2015

Projects Under Development - Wholly Owned		747	236,573	103,053	103,053		-

Projects Under Development		747	236,573	103,053	103,053		-

Completed Not Stabilized - Wholly Owned (3):
425 Mass (4)	Washington, D.C.	559	166,750	166,750	-		-		91%	83%	Completed	Q4 2011
Vantage Pointe (4)	San Diego, CA	679	200,000	200,000	-		-		80%	74%	Completed	Q1 2012

Projects Completed Not Stabilized - Wholly Owned		1,238	366,750	366,750	-		-

Projects Completed Not Stabilized		1,238	366,750	366,750	-		-

Completed and Stabilized During the Quarter - Wholly Owned:
Red 160 (formerly Redmond Way)	Redmond, WA	250	82,582	80,882	-		-		97%	94%	Completed	Stabilized
Westgate	Pasadena, CA	480	157,158	156,651	-		97,145	(5)	97%	96%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		730	239,740	237,533	-		97,145

Completed and Stabilized During the Quarter - Partially Owned:
The Brooklyner (formerly 111 Lawrence Street)	Brooklyn, NY	490	262,368	261,456	-		148,002		99%	98%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Partially Owned		490	262,368	261,456	-		148,002

Projects Completed and Stabilized During the Quarter		1,220	502,108	498,989	-		245,147

Total Consolidated Projects		3,205	$1,105,431	$968,792	$103,053	(6)	$245,147

Land Held for Development		N/A	N/A	$214,495	$214,495		$-

Unconsolidated

Projects Under Development - Unconsolidated:
Sunrise Village (7)	Sunrise, FL	501	$78,212	$17,108	$17,108		$-	1%	-	-	Q2 2013	Q2 2014

Projects Under Development - Unconsolidated		501	78,212	17,108	17,108		-

Projects Under Development		501	78,212	17,108	17,108		-

Total Unconsolidated Projects		501	$78,212	$17,108	$17,108		$-

								Total Capital	Q2 2011
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS								Cost (1)	NOI
Projects Under Development								$236,573	$(9)
Completed Not Stabilized								366,750	3,060
Completed and Stabilized During the Quarter								502,108	5,049
Total Consolidated Development NOI Contribution								$1,105,431	$8,100
(1)	Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Ten23 - The land under this development is subject to a long term ground lease.

(3)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(4)	The Company acquired these completed development projects prior to stabilization and has begun/continued lease-up activities.

(5)	Debt is tax-exempt bonds with $0.2 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits – restricted" in the consolidated balance sheets at 6/30/11. The Company paid-off $37.9 million in tax-exempt bonds during the second quarter of 2011.

(6)	Total book value not placed in service excludes $12.0 million of construction-in-progress related to the reconstruction of the Prospect Towers garage.

(7)	Sunrise Village - In 2010, the Company admitted an 80% institutional partner to an entity owning a developable land parcel in Florida in exchange for $11.7 million in cash and retained a 20% equity interest. This land parcel is now unconsolidated. Total project cost is approximately $78.2 million and construction will be predominantly funded with a long-term, non-recourse secured loan from the partner. The Company is responsible for constructing the project and has given certain construction cost overrun guarantees. The Company's remaining funding obligation is currently estimated at approximately $2.4 million.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2011
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

	Total		Avg. Per		Avg. Per		Avg. Per		Avg. Per	Building	Avg. Per		Avg. Per			Avg. Per
	Apartment		Apartment		Apartment		Apartment	Replacements	Apartment	Improvements	Apartment		Apartment		Grand	Apartment
	Units (1)	Expense (2)	Unit	Payroll (3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Same Store Properties (6)	104,163	$45,406	$436	$37,339	$358	$82,745	$794	$33,373	$321	$22,942	$220	$56,315	$541	(9)	$139,060	$1,335

Non-Same Store Properties (7)	11,747	5,021	484	4,134	399	9,155	883	2,220	214	4,949	477	7,169	691		16,324	1,574

Other (8)	-	2,491		4,714		7,205		1,226		153		1,379			8,584

Total	115,910	$52,918		$46,187		$99,105		$36,819		$28,044		$64,863			$163,968
(1)	Total Apartment Units - Excludes 4,850 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $18.2 million spent during the six months ended June 30, 2011 on apartment unit renovations/rehabs (primarily kitchens and baths) on 2,497 apartment units (equating to about $7,300 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2011, the Company expects to spend approximately $41.0 million rehabbing 5,500 apartment units (equating to about $7,500 per apartment unit rehabbed).

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2010, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2010 and 2011, plus any properties in lease-up and not stabilized as of January 1, 2010. Per apartment unit amounts are based on a weighted average of 10,369 apartment units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2011, the Company estimates that it will spend approximately $1,200 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended		Quarter Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUES
Rental income	$70,787	$126,365	$24,065	$64,577

Total revenues	70,787	126,365	24,065	64,577

EXPENSES (1)
Property and maintenance	40,690	51,349	17,950	26,071
Real estate taxes and insurance	3,859	10,149	989	4,943
Depreciation	9,749	24,712	2,480	12,245
General and administrative	47	19	36	14

Total expenses	54,345	86,229	21,455	43,273

Discontinued operating income	16,442	40,136	2,610	21,304

Interest and other income	97	632	92	626
Interest (2):
Expense incurred, net	204	(3,650)	(77)	(2,097)
Amortization of deferred financing costs	(594)	(221)	(530)	(19)
Income and other tax (expense) benefit	(61)	(52)	(19)	3

Discontinued operations	16,088	36,845	2,076	19,817
Net gain on sales of discontinued operations	682,236	60,253	558,482	217

Discontinued operations, net	$698,324	$97,098	$560,558	$20,034
(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations

			Normalized
			FFO Reconciliations
			Guidance Q2 2011
			to Actual Q2 2011
			Amounts	Per Share

Guidance Q2 2011 Normalized FFO - Diluted (2) (3)			$183,407	$0.587
Property NOI			5,987	0.019
Other			(2,677)	(0.008)

Actual Q2 2011 Normalized FFO - Diluted (2) (3)			$186,717	$0.598

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2011	2010	Variance	2011	2010	Variance

Impairment	$-	$-	$-	$-	$-	$-
Asset impairment and valuation allowances	-	-	-	-	-	-

Property acquisition costs (other expenses)	3,752	3,964	(212)	3,271	627	2,644
Write-off of pursuit costs (other expenses)	3,038	2,062	976	1,355	1,016	339
Property acquisition costs and write-off of pursuit costs (other expenses)	6,790	6,026	764	4,626	1,643	2,983

Write-off of unamortized deferred financing costs (interest expense)	2,114	929	1,185	1,996	2	1,994
Non-cash convertible debt discount (interest expense)	3,890	3,890	-	1,945	1,945	-
Unrealized loss due to ineffectiveness of forward starting swaps (interest expense)	2,569	-	2,569	2,569	-	2,569
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	8,573	4,819	3,754	6,510	1,947	4,563

Net (gain) loss on sales of land parcels	(4,217)	-	(4,217)	(4,217)	-	(4,217)
Net incremental (gain) loss on sales of condominium units	(1,115)	(631)	(484)	(720)	(243)	(477)
Income and other tax expense (benefit) - Condo sales	26	19	7	7	(2)	9
(Gain) on sale of Equity Corporate Housing (ECH), net of severance	(223)	-	(223)	(223)	-	(223)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(5,529)	(612)	(4,917)	(5,153)	(245)	(4,908)

Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(1,600)	-	(1,600)	-	-	-
Insurance/litigation settlement proceeds (interest and other income)	-	(5,192)	5,192	-	(3,192)	3,192
Forfeited deposits (interest and other income)	(500)	-	(500)	-	-	-
Other miscellaneous non-comparable items	(2,100)	(5,192)	3,092	-	(3,192)	3,192

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$7,734	$5,041	$2,693	$5,983	$153	$5,830
Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.
All guidance is given on a Normalized FFO basis.

2011 Normalized FFO Guidance (per share diluted)

	Q3 2011	2011

Expected Normalized FFO (2) (3)	$0.59 to $0.63	$2.40 to $2.45

2011 Same Store Assumptions

Physical occupancy		95.2%
Revenue change		4.8% to 5.1%
Expense change		0.0% to 1.0%
NOI change		7.0% to 8.0%

(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2011 Transaction Assumptions

Consolidated rental acquisitions		$1.15 billion
Consolidated rental dispositions		$1.5 billion
Capitalization rate spread		150 basis points

2011 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.3 billion to $9.4 billion
Weighted average interest rate (reduced for capitalized interest)		4.98%
Interest expense		$463.0 million to $468.0 million

2011 Other Guidance Assumptions (see Note)

General and administrative expense		$42.0 million to $43.0 million
Interest and other income		$1.5 million to $2.0 million
Income and other tax expense		$0.5 million to $1.5 million
Weighted average Common Shares and Units - Diluted		312.9 million
Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit and property acquisition costs, are not included in the estimates provided on this page. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25

			Expected	Expected
	Expected Q2 2011		Q3 2011	2011
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (5)	$310,093	$0.992	$0.50 to $0.54	$2.87 to $2.92
Add: Expected depreciation expense	173,559	0.555	0.51	2.09
Less: Expected net gain on sales (5)	(303,021)	(0.969)	(0.43)	(2.60)

Expected FFO - Diluted (1) (3)	180,631	0.578	0.58 to 0.62	2.36 to 2.41

Asset impairment and valuation allowances	-	-	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	3,144	0.010	0.01	0.04
Debt extinguishment (gains) losses, including
prepayment penalties, preferred share
redemptions and non-cash convertible debt
discounts	4,235	0.014	0.01	0.04
(Gains) losses on sales of non-operating assets,
net of income and other tax expense (benefit)	(4,603)	(0.015)	-	(0.02)
Other miscellaneous non-comparable items	-	-	(0.01)	(0.02)

Expected Normalized FFO - Diluted (2) (3)	$183,407	$0.587	$0.59 to $0.63	$2.40 to $2.45
Definitions and Footnotes for Pages 6, 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.  FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2011 and Second Quarter 2011 Same Store Properties:

	Six Months Ended June 30,		Quarter Ended June 30,
	2011	2010	2011	2010

Operating income	$267,473	$200,171	$146,495	$100,329
Adjustments:
Non-same store operating results	(65,482)	(15,802)	(28,159)	(3,993)
Fee and asset management revenue	(3,754)	(5,468)	(1,948)	(3,046)
Fee and asset management expense	1,957	3,563	1,009	1,605
Depreciation	321,181	302,964	159,087	162,697
General and administrative	22,341	20,808	10,908	10,089

Same store NOI	$543,716	$506,236	$287,392	$267,681

CONTACT:
Equity Residential
Marty McKenna, 312/928-1901